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                                Exhibit No. 4.1
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                              SUBSCRIPTION LETTER
                              -------------------



Genesis Financial Group    Total Offering:     $7,500,000
4206 Williamson Road
Roanoke, Virginia 24012    Type of Investment  Retail
                           Offered:            Installment
                                               Sales
                                               Contracts
                                               and Corporate
                                               Guarantees
                           Price Per Contract: Variable

                           Total Investment:   $____________

                           Commencement Date
                           of Offering:        April __, 1997


                           Investment Option:  _____ 20%
                                               _____ 25%

Gentlemen:

     This letter is furnished to Genesis Financial Group, a Virginia corporation, ("Corporation"), in connection with the investment by the undersigned on this date in the amount shown above for the acquisition of one or more Retail Installment Sales Contracts ("Contracts") generated by Mr. Car Man, Inc. ("MCMI") during the course of its normal business operations of selling used vehicles, together with the Corporation's guarantee ("Guarantee") of the contractual obligations under each Contract sold, which Contracts have been purchased at a discount by the Corporation. In conjunction herewith, the undersigned hereby delivers his check, payable to the Corporation, in the amount equal to the total investment shown above. Since the Corporation's Guarantee pertains to each Contract sold hereunder, future reference to the term "Contract" shall be deemed to incorporate the underlying Guarantee which securities are sold as a unit.


     The undersigned hereby understands that the Contracts have been registered under the Securities Act of 1933 ("1933 Act") and that the Corporation reserves the right, in its sole discretion, to reject any subscription at any time. Contemporaneously with the offering of its Contracts, the Corporation will also offer for sale to selected investors its corporate promissory notes ("Notes"). Although the Corporation does not currently intend to sell more than $1,500,000.00 in Contracts to investors, the Corporation reserves the right to sell up to $7,500,000.00 in Contracts, as well as up to $7,500,000.00 in Notes. In no event, however, will more than $7,500,000.00 in the aggregate of Contracts and Notes be

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sold to Investors.  If not sooner terminated by the Corporation, this offering will terminate on the second anniversary date of the Effective Date of the Registration Statement. The undersigned understands there is no minimum offering amount required to be received before the Corporation may fully utilize the undersigned's funds. In conjunction with the offering, the undersigned agrees to execute the Power of Attorney form delivered with this Letter.

Nature, Type And Return On Investment
-------------------------------------

     The undersigned understands that the Corporation is in the business of purchasing at a discount some or all of the Contracts generated by MCMI from time to time as they arise. Accordingly, the number of Contracts assigned to a particular investor will vary depending on his total investment, the value of the Contracts allocated to his account, and the investment option selected by an investor hereinabove. The 20% and 25% investment options offered to investors represent an annual return on investment. The Corporation intends to pass through to investors part or all of each customer's monthly payments under the Contracts to satisfy the Corporation's obligations to its investors purchasing Contracts. In the event a customer should default, the Corporation is obligated to replace the defaulted contract with a new Contract having similar terms and conditions. Until a replacement Contract is substituted for a defaulted Contract, the Corporation will guarantee that all payments due and owing to an Investor will be made on a timely basis. The Corporation intends to use its capital reserves and other sources of revenue, including funds generated from the sale of its Notes and customer payments on Contracts purchased from MCMI and retained by the Corporation, to satisfy such obligations. The investment options, return rates and the Corporation's obligations to replace defaulted Contracts and guarantee payments are more particularly detailed in the Prospectus to which reference is hereby made.

     The undersigned acknowledges that he will receive a return of principal and interest on a monthly basis corresponding with the monthly payments set forth under the Contracts assigned to his account. The actual purchase price for a Contract is based upon the original face value of the Contract, the interest rate, the amortization schedule and the discounted purchase price paid to MCMI by the Corporation. Reference is made to the Prospectus for a more detailed discussion of how the purchase price for and investment return on a Contract is calculated. The portion of the undersigned's investment attributable to a particular Contract will be calculated in advance to correlate with the investment option selected.

     The Corporation will attempt to maintain at all times a portfolio of valid and current Contracts for each investor to the extent of the investor's actual outstanding investment in the Corporation. The undersigned understands that the Corporation

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assumes the risk of any default under a Contract and will replace, as soon as reasonably practicable, any defaulting Contract with a new Contract of comparable value. Further, the undersigned acknowledges and understands that the success of the Corporation's business depends upon the creation by MCMI of new sale transactions on a continual basis and that his investment hereunder will correlate with the availability of identifiable and executed Contracts.
The Corporation undertakes to notify and submit a copy to the undersigned of each new Contract assigned to the undersigned's account. The undersigned understands that the Corporation will cover the monthly payments on any defaulting Contract until such time that a new Contract is substituted therefor. However, the undersigned will not be entitled to receive any sum in excess of his stated return. In addition, the Corporation reserves the right at any time and from time to time to return an investor's funds without penalty.

Indenture
---------

     The Contracts and Notes offered by the Corporation will be issued pursuant to and subject to the terms of that certain Indenture agreement executed by the Corporation in conjunction with this offering. The Indenture is required under the Trust Indenture Act of 1939 and imposes additional obligations on the Corporation in issuing the Contracts and Notes and servicing its debt obligations thereunder. A copy of the Indenture will be provided to each investor to which document reference is hereby made.

Delivery Of Original Documents
------------------------------

     Once a Contract has been assigned to a particular investor's portfolio, that Contract will remain in that investor's portfolio until the investor's rights in that Contract are terminated or unless there is a default thereunder at which time the Corporation will replace such Contract with a comparable one as soon as possible. In the interim, the Corporation will continue any monthly payments attributable to any such defaulting Contract until it is so replaced. All original Contracts will be delivered to an investor as they are assigned.

Receipt And Review Of Information
---------------------------------

     The undersigned acknowledges receipt of the Corporation's Prospectus filed with the Securities And Exchange Commission, a copy of the form Contract used by MCMI, a copy of the Indenture and a Subscriber Information Schedule ("Schedule"). In addition, the undersigned hereby acknowledges that he, or his investment advisor, has had the opportunity to ask questions of the Corporation's and MCMI's officers and receive and review all information and documentation requested pertaining to the officers, the Corporation and MCMI. The undersigned represents that he and/or his investment advisor: (i) is familiar with the financial condition of the

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Corporation and MCMI and the proposed business activities of the Corporation and
MCMI; (ii) has discussed with the officers the current and proposed activities of the Corporation and MCMI including, without limitation, the selling operations of MCMI; (iii) has discussed with the officers of the Corporation the method and manner for handling and safeguarding the Contracts and Titles; and
(iv) has conducted, to his sole satisfaction, all investigations and inquiries pertaining to the Corporation, MCMI and the officers thereof that he deemed necessary and expedient in making his investment decision. Accordingly, the undersigned believes that the Contracts are securities of the kind he wishes to purchase and hold for investment and that the nature and amount of his investment are consistent with his investment program.

     The undersigned further understands that the Corporation, or an affiliate thereof, will act as the collection agency for all Contracts.

Acknowledgement Of Certain Facts
--------------------------------

     The undersigned hereby expressly acknowledges that he is aware of the following facts;

     (i) In addition to the risks summarized herein, there are other substantial risks involved in investing in the Corporation and, therefore, the risks set forth hereunder are not intended to be complete or relied upon by the undersigned as a basis for making an investment in the Corporation;

     (ii) Neither the Securities And Exchange Commission nor any state agency has passed upon the adequacy of this offering or upon the accuracy of any information or documentation provided to him or made any finding or determination as to the fairness of an investment in the Corporation. Any representation to the contrary is a criminal offense;

     (iii) He should only invest in the Corporation based upon his particular circumstances and should confer with and rely on his own investment and tax advisors as to the substantial risks inherent in an investment in the Corporation. He acknowledges that he has carefully read and completed, where necessary, in its entirety the Prospectus, Schedule, Indenture and this Letter and that neither the Corporation, its officers, nor any other party has made any representation or warranty with respect to the Corporation, MCMI, the officers thereof or the business conducted thereby except as otherwise specifically set forth herein and in the Prospectus;

     (iv) The Corporation and MCMI have provided him with an opportunity to meet and confer with the officers thereof regarding all aspects of the transactions contemplated by the Corporation including the creation and assignment of the Contracts and will

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afford him the opportunity to obtain any additional information, to the extent that the Corporation and MCMI possesses such information or can acquire it without unreasonable effort or expense; and

     (v)    This offering will continue for a period of two years.

Representations Of Investors And Risks
--------------------------------------

     The undersigned understands that an investment in the Corporation involves a high degree of risk. To induce the Corporation to issue and sell the Contracts to the undersigned, the undersigned hereby warrants, represents and covenants to the Corporation as follows:

     (i) The undersigned can bear the economic risk of an investment in the Corporation and the acquisition of the subscribed for Contracts for an indefinite period of time;

     (ii) The undersigned has sufficient available financial resources to provide adequately for his current needs, including possible personal contingencies, and can bear the economic risk of a complete loss of his investment hereunder without materially affecting his financial condition;

     (iii) The undersigned has been furnished with all materials, documents and information relating to the Corporation, MCMI and their activities, the offering of the Contracts and anything set forth in this Letter and the Prospectus which he has requested and the undersigned has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in said documents;

     (iv) The Corporation, MCMI and their officers have answered all inquiries that the undersigned has put to them concerning the Corporation, MCMI and their activities and any other matters relating to the Corporation, MCMI and the offering as well as with respect to the creation and assignment of the Contracts and the safeguarding and disposition of the Contracts and Titles;

     (v) The undersigned has not been furnished any offering literature other than this Letter, the Prospectus, the Indenture and the form Contract and in making his investment decision has relied only on the information contained therein and his own investigations into the suitability of the investment, the projected rate of return and the proposed business to be conducted by the Corporation and MCMI. The undersigned is familiar with the methods and procedures of the proposed business operations contemplated by the Corporation and MCMI. The undersigned has carefully reviewed and understands this Letter, the Prospectus, the Indenture and the form Contract and the risks of, and other considerations relating to, an investment in the Corporation.

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Furthermore, as set forth above, no representations or warranties have been made to the undersigned, or to his advisors, by the Corporation, MCMI, their officers or any other person with respect to the proposed business of the Corporation or MCMI, the financial condition of the Corporation or MCMI, and/or the economic, tax or other aspects or consequences of a purchase of the Contracts, and the undersigned has not relied upon any information concerning this offering, written or oral, other than contained in this Letter, the Prospectus, the Indenture, the form Contract and the information obtained through his own investigations. The undersigned acknowledges that the officers have answered all questions presented by the undersigned and/or his investment advisor and provided all information requested pertaining to the past operating history and financial condition of the Corporation and MCMI;

     (vi) The undersigned has been represented by such legal counsel, tax advisors, accountants and others selected by the undersigned as he has found necessary to consult concerning this transaction and to review and evaluate the tax, economic and other ramifications of an investment in the Corporation. No representation, warranty or advice of any kind is made by the Corporation, the officers or any other person with respect to any consequences relating to the business of the Corporation or an investment in the Corporation, except to the extent otherwise set forth in the Prospectus. (Please note that the provisions of the federal securities laws, in the view of the Commission, are not subject to disclaimer or waiver);

     (vii) The undersigned, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Contracts, and such entity has the principal place of business as set forth in the signature page hereof and such entity has not been formed for the specific purpose of acquiring the Contracts;

     (viii) The undersigned understands that the Contracts have been registered under the 1933 Act;

     (ix) All the information which the undersigned has furnished to the Corporation with respect to his financial position and business experience is correct and complete as of the date of this Letter and, if there should be any material change in such information prior to the consummation of this offering, the undersigned will immediately furnish such revised or corrected information to the Corporation;

     (x) The undersigned hereby acknowledges that no state regulatory authority has passed upon the adequacy or merits of this offering and has expressed no opinion as to the quality of the Contracts offered hereunder; and

     (xi)   The undersigned hereby acknowledges that all financial

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and related projections pertaining to the Corporation and MCMI are merely predictions which are dependent upon various assumptions including, but not limited to, the cost of maintaining inventory, the cost of overhead, market conditions, competition and general economic factors.

     The undersigned acknowledges that his right to purchase the Contracts hereunder is not transferable or assignable by him.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties herein contained shall be deemed to be made by, and be binding upon, each such person and his heirs, executors, administrators, successors and assigns.

Indemnification
---------------

     The undersigned agrees to indemnify and hold harmless the Corporation against any and all liabilities, losses, costs, damages, fees (including attorney's fees) and other expenses which the Corporation may sustain or incur by reason of the undersigned's breach of any representation or warranty contained herein; or by reason of any action improperly taken by the undersigned relating to the sale of the Contracts.

Date of Execution:


__________________                      ___________________________________
                                        Signature

Date of Execution:

__________________                      ___________________________________
                                        Signature


                                        _____________________________________
                                        Printed or Typewritten Name

                                        _____________________________________
                                        Printed or Typewritten Name

                                        ____________________________________
                                        Street Address

                                        ____________________________________
                                        City, State, Zip Code

                                        ____________________________________
                                        Telephone

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                                        ____________________________________
                                        Social Security Number or
                                        Tax ID Number


The investments purchased hereunder shall be held as follows:


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